   As filed with the Securities and Exchange Commission on November 23, 1998

                                        REGISTRATION STATEMENT NO. 333-

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ----------------------

                              SEGUE SOFTWARE, INC.
             (Exact name of Registrant as specified in its charter)


              DELAWARE                             95-4188982
      (State of incorporation)        (I.R.S. Employer Identification Number)


                               201 SPRING STREET
                         LEXINGTON, MASSACHUSETTS 02421
                                (781) 402 - 1000
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

         SEGUE SOFTWARE, INC. AMENDED AND RESTATED 1996 INCENTIVE AND
                        NON-QUALIFIED STOCK OPTION PLAN
             SEGUE SOFTWARE, INC. 1996 EMPLOYEE STOCK PURCHASE PLAN

                           (Full Title of the Plans)

                            ----------------------

                               STEPHEN B. BUTLER
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              SEGUE SOFTWARE, INC.
                               201 SPRING STREET
                         LEXINGTON, MASSACHUSETTS 02421
                                (781) 402 - 1000

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            ----------------------

                                With a copy to:
                            Jeffrey C. Hadden, Esq.
                         Goodwin, Procter & Hoar  LLP
                                Exchange Place
                                53 State Street
                       Boston, Massachusetts 02109-2881
                                (617) 570-1000

                            ----------------------

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                                                                  Proposed Maximum
Title of Securities Being       Amount to be    Proposed Maximum Offering            Aggregate              Amount of
         Registered              Registered          Price Per Share              Offering Price         Registration Fee
--------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01         250,000(1)           $24.0625(3)                 $6,015,625              $1,673
 per share                           100,000(2)            24.0625(3)                  2,406,250                 669
                                  ----------                                                                  ------
                                     350,000                                                                  $2,342
=========================================================================================================================

(1) Additional shares issued or available for issuance under the Segue Software, Inc. Amended and Restated 1996 Incentive and Non-Qualified Stock Option Plan, as amended ( the "Stock Option Plan"); plus such additional number of shares as may be required pursuant to the Stock Option Plan in the event of a stock dividend, stock split, recapitalization or other similar event.

(2) Additional shares issued or available for issuance under the Segue Software, Inc. 1996 Employee Stock Purchase Plan, as amended (the "Stock Purchase Plan"); plus such additional number of shares as may be required pursuant to the Stock Purchase Plan in the event of a stock dividend, stock split, recapitalization or other similar event.

(3) This estimate is based on the average of the high and low sales prices on the Nasdaq National Market of the Common Stock of Segue Software, Inc. on November 19, 1998 pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, solely for purposes of determining the registration fee.

================================================================================

                                     PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUSES

Item 1. Plan Information.*
        ----------------

Item 2. Registrant Information and Employee Plan Annual Information.*
        -----------------------------------------------------------


* Information required by Part I to be contained in the Section 10(a) Prospectuses is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the Introductory Note to Part I of Form S-8.



                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.
        ---------------------------------------

    Segue Software, Inc. (the "Company") hereby incorporates by reference the documents listed in (a) through (c) below, which have previously been filed with the Securities and Exchange Commission.

    (a) The Company's Annual Report on Form 10-K, containing audited financial statements for the fiscal year ended December 31, 1997, filed with the Securities and Exchange Commission (the "Commission") pursuant to
        Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on March 30, 1998;

    (b) All other reports filed since December 31, 1997 pursuant to Section 13(a) or 15(d) of the Exchange Act; and

    (c) The description of the Company's common stock contained in its Registration Statement on Form 8-A, filed with the Commission on February 16, 1996, as amended, under Section 12 of the Exchange Act and any amendments or reports filed for the purpose of updating such description.

    In addition, all documents subsequently filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


Item 4. Description of Securities.
        -------------------------

    Not Applicable.


Item 5. Interests of Named Experts and Counsel.
        --------------------------------------

    Not Applicable.


Item 6. Indemnification of Directors and Officers.
        -----------------------------------------

    Subsection (a) of Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Under subsection (a) the termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

    Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    Subsection (d) of Section 145 of the DGCL permits indemnification under subsections (a) and (b) of Section 145 only if authorized in the specific case following a determination that the individual seeking indemnification has met the standard of conduct required by the applicable subsection. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or
(2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

    Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by
Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and that the corporation has the power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

    Article VII of the Company's Amended and Restated Certificate of Incorporation, as amended (the "Certificate"), and Article V of the Company's By-laws provides for indemnification by the Company, to the fullest extent permitted by Section 145 of the DGCL, the same exists or may hereafter be amended, of its directors, officers, and certain persons serving at the request of the Company as a director, officer, employee or agent of another company, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter "Indemnitee") against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with the defense or settlement of any threatened, pending or completed legal proceeding, whether civil, criminal, administrative or investigative, in which said Indemnitee is involved by reason of his relationship with the Company.

    Article VIII of the Company's Certificate provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, the Certificate provides that if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

Item 7. Exemption from Registration Claimed.
        -----------------------------------

    Not applicable.


Item 8. Exhibits.
        --------

    The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement.

Exhibits
--------

   4.1 Segue Software, Inc. Amended and Restated Certificate of Incorporation (incorporated herein by reference to exhibit 3.2 of the Company's Registration Statement on Form S-1 (File No. 333-1488) as filed with the Commission on February 16, 1996).
   4.2   Segue Software, Inc. By-laws (incorporated herein by reference to exhibit 3.3 of the Company's Registration Statement on Form S-1 (File No. 333-1488) as filed with the Commission on February 16, 1996).
  *4.3 Amendment to Segue Software, Inc. Amended and Restated 1996 Incentive and Non-Qualified Stock Option Plan, as amended.
  *4.4   Amendment to Segue Software, Inc. 1996 Employee Stock Purchase Plan.
  *5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.
  23.1   Consent of Goodwin, Procter & Hoar  LLP (included in Exhibit 5.1).
 *23.2   Consent of PricewaterhouseCoopers LLP
  24.1   Powers of Attorney (included on page 5 of this registration statement).

         *Filed herewith

Item 9. Undertakings.
        ------------

    (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall
    --------  -------
    not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, Commonwealth of Massachusetts, on November 23, 1998.

                                    SEGUE SOFTWARE, INC.


                                    By: /s/ STEPHEN B. BUTLER
                                       -------------------------------------
                                       Stephen B. Butler
                                       President and Chief Executive Officer


                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Segue Software, Inc. hereby severally constitute Stephen B. Butler and Carl D. Blandino, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Segue Software, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

       SIGNATURE             CAPACITY                        DATE
       ---------             --------                        ----

/s/ STEPHEN B. BUTLER      President, Chief Executive       November 23, 1998
------------------------   Officer, Director
Stephen B. Butler          (Principal Executive Officer)


/s/ CARL D. BLANDINO       Senior Vice President of
------------------------   Administration, Chief Financial  November 23, 1998
Carl D. Blandino           Officer (Principal Financial
                           and Accounting Officer)

/s/ LEONARD E. BAUM
------------------------   Director                         November 23, 1998
Leonard E. Baum

/s/ RONALD D. FISHER
------------------------   Director                         November 23, 1998
Ronald D. Fisher

/s/ JOHN R. LEVINE
------------------------   Director                         November 23, 1998
John R. Levine

/s/ HOWARD L. MORGAN
------------------------   Director                         November 23, 1998
Howard L. Morgan

/s/ JAMES H. SIMONS
------------------------   Director                         November 23, 1998
James H. Simons

                                 EXHIBIT INDEX


Exhibit No.                  Description
----------                   -----------

   4.1 Segue Software, Inc. Amended and Restated Certificate of Incorporation (incorporated herein by reference to exhibit 3.2 of the Company's Registration Statement on Form S-1 (File No. 333-
              1488) as filed with the Commission on February 16, 1996).

   4.2 Segue Software, Inc. By-laws (incorporated herein by reference to exhibit 3.2 of the Company's Registration Statement on Form S-1 (File No. 333-1488) as filed with the Commission on February 16,
              1996).

  *4.3 Amendment to Segue Software, Inc. Amended and Restated 1996 Incentive and Non-Qualified Stock Option Plan, as amended.

  *4.4        Amendment to Segue Software, Inc. 1996 Employee Stock Purchase
              Plan.

  *5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.

  23.1        Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1).

 *23.2        Consent of PricewaterhouseCoopers LLP.

  24.1 Powers of Attorney (included on page 5 of this registration statement).

              *Filed herewith